UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2024, New Horizon Aircraft Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton LLC as the underwriter (the “Underwriter”), relating to a firm commitment underwritten public offering (the “Offering”) of 5,800,000 units (the “Units”) at a public offering price of $0.50 per Unit, with each Unit consisting of: (i) either one Class A ordinary share, no par value per share, of the Company (a “Common Share”) or one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”); and (ii) one warrant (“Warrant”) to purchase one Common Share.

The Warrant is immediately exercisable on the date of issuance at an exercise price of $0.75 per Common Share and expires five years from the closing date of the Offering.

The Pre-Funded Warrants have an initial exercise price per Common Share equal to $0.00001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full.

The gross proceeds to the Company from the Offering, before deducting the underwriting discounts and other offering expenses and assuming no exercise of Warrants, are expected to be approximately $2.9 million and up to approximately $7.25 million, assuming the Warrants are exercised in full for cash. The Company has agreed to pay the Underwriter an underwriting discount equal to 7.0% of the gross proceeds of the Offering.

The Company intends to use the net proceeds of the Offering for working capital and other general corporate purposes.

The Company and its directors and executive officers also agreed that, for a period of ninety (90) days after the closing date of the Offering, subject to certain limited exceptions and as applicable, not to directly or indirectly, without the prior written consent of the Underwriter, (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (ii) file or caused to be filed any registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and affords certain rights of contribution with respect thereto.

A registration statement on Form S-1, as amended (File No. 333-280086), relating to the Offering was declared effective by the SEC on August 19, 2024. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

Item 7.01. Regulation FD Disclosure.

On August 20, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of August 20, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: August 20, 2024	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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